ANNUAL STATEMENT OF COMPLIANCE
OF
LNR PARTNERS, LLC
The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special
Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:
1.
A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the
Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing
Agreement in all material respects throughout the Reporting Period.
LNR PARTNERS, LLC,
a Florida limited liability company
By:____/s/ Job Warshaw________
Job Warshaw
President
Dated: February 23, 2015
Schedule I

GSMS 2014-GC18
GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series
2014GC18
CityScape- East Office Retail Pari Passu (A-2 CGCMT 2014-C19)
1500 Spring Garden Pari Passu (A-2 CGCMT 2014-C19)
Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Paul Vanderslice
Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 19th Floor
New York, New York 10013
Attention: Richard Simpson
Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan O'Connor
U.S. Bank National Association
60 livingston Avenue
ATTN: Bondholder Servcies GSMS 2012_GC13
St Paul MN 55107
Attention: Nic Xeros